Exhibit 99.1

ARES MANAGEMENT CORPORATION REPORTS SECOND QUARTER 2019 RESULTS

LOS ANGELES--Ares Management Corporation (NYSE:ARES) today reported its financial results for its second quarter ended June 30, 2019.

"Our second quarter results highlight the strength and stability of our core financial metrics with AUM, management fees and fee related earnings growing between 17% and 24% on a year over year basis,” said Michael Arougheti, Chief Executive Officer of Ares. “The strong growth in these metrics reflects our continuing fundraising success, steady deployment across the globe, quality fund performance and our expansion into new products."

"Driven by strong fundraising, our assets under management raised, but not yet earning fees until deployment, increased more than 20% year over year, putting us in a strong position to continue our future growth,” said Michael McFerran, Chief Operating Officer and Chief Financial Officer of Ares.  “Looking forward, we are excited about our opportunities for further market share gains and the realization of operational efficiencies which we expect will enable us to improve our margins in the  future."

Common Dividend
Ares declared a quarterly dividend of $0.32 per share of its Class A common stock, payable on September 30, 2019 to its Class A common stockholders of record at the close of business on September 16, 2019.
Preferred Dividend
Ares declared a quarterly dividend of $0.4375 per share of its Series A preferred stock with a payment date of September 30, 2019 to its Series A preferred stockholders of record as of the close of business on September 15, 2019. As September 15, 2019 falls on a Sunday, the effective record date for the dividend will be Friday, September 13, 2019.
Additional Information
Ares issued a full detailed presentation of its second quarter 2019 results, which can be viewed at www.aresmgmt.com on the Investor Resources section of our home page under Events and Presentations. The presentation is titled "Second Quarter 2019 Earnings Presentation." We also filed our Second Quarter 2019 Earnings Presentation on Form 8-K for the quarter ended June 30, 2019 with the U.S. Securities and Exchange Commission on July 31, 2019. Copies of our filings with the SEC are available through our website at www.aresmgmt.com by selecting the SEC Filings sub-tab under the Investor Resources section, as well as on the SEC’s website at www.sec.gov. Stockholders can request a printed copy of the complete audited financial statements free of charge upon request to IRARES@aresmgmt.com or by written request addressed to Ares Management Corporation, Attn: Investor Relations, 245 Park Ave, 44th Floor New York, NY 10167.
Conference Call and Webcast Information
Ares will host a conference call on July 31, 2019 at 12:00 p.m. ET to discuss second quarter results. All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of our website at http://www.aresmgmt.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (888) 317-6003. International callers can access the conference call by dialing +1 (412) 317-6061. All callers will need to enter the Participant Elite Entry Number 7208245 followed by the # sign and reference “Ares Management Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through August 31, 2019 (Eastern Time) to domestic callers by dialing (877) 344-7529 and to international callers by dialing +1 (412) 317-0088. For all replays, please reference conference number 10131886. An archived replay will also be available through August 31, 2019 on a webcast link located on the Home page of the Investor Resources section of our website.
About Ares Management Corporation
Ares Management Corporation (NYSE: ARES) is a leading global alternative investment manager operating three integrated businesses across Credit, Private Equity and Real Estate. Ares Management’s investment groups collaborate to deliver innovative investment solutions and consistent and attractive investment returns for fund investors throughout market cycles. Our global platform had $142 billion of assets under management as of June 30, 2019 and employs more than 1,000 employees in over 20 offices across four continents.  Please visit www.aresmgmt.com for additional information.

Forward-Looking Statements
Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Ares Management Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

Nothing in this press release constitutes an offer to sell or solicitation of an offer to buy any securities of Ares or an investment fund managed by Ares or its affiliates.

Investor Relations Contacts

Carl Drake	Cameron Rudd
cdrake@aresmgmt.com	crudd@aresmgmt.com
(800) 340-6597	(800) 340-6597